Exhibit 28 h(17)

AMENDMENT

TO

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of the 24th day of June, 2016, by and between CRM Mutual Fund Trust (the “Trust”) and BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”).

BACKGROUND:

A.

BNY Mellon and the Trust entered into an Administration and Accounting Services Agreement dated as of August 1, 2005, as amended to date (the “Agreement”), relating to BNY Mellon’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Miscellaneous.

(a)

Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

Exhibit 28 h(17)

(e)	This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

CRM MUTUAL FUND TRUST
On behalf of each Series identified on Exhibit A attached to the Agreement

By: /s/ Carlos Leal
Name: Carlos Leal
Title: CFO

BNY MELLON INVESTMENT SERVICING (US) INC.

By: /s/ William Blatchford
Name: William Blatchford
Title: Managing Director

Exhibit 28 h(17)

EXHIBIT A

(Amended and Restated as of June 24, 2016)

THIS EXHIBIT A is Exhibit A to that certain Administration and Accounting Services Agreement dated as of August 1, 2005 between BNY Mellon Investment Servicing (US) Inc. and CRM Mutual Fund Trust.

Series

Small Cap Value

(Investor Class and Institutional Class share classes)

Mid Cap Value

(Investor Class and Institutional Class share classes)

Small/Mid Cap Value

(Investor Class and Institutional Class share classes)

Large Cap Opportunity

(Investor Class and Institutional Class share classes)

All Cap Value

(Investor Class and Institutional Class share classes)

International Opportunity Fund

(Investor Class and Institutional Class share classes)

Long Short Opportunities Fund

(Institutional Class share class)